UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report: October 18, 2007

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification Number)

11290 Pyrites Way, Suite 200

Gold River, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 18, 2007, InsWeb Corporation issued a press release announcing financial results for the three months ended September 30, 2007. The press release is attached to this report as Exhibit 99.1.

Item 7.01 REGULATION FD DISCLOSURE

During its earnings conference call on October 18, 2007, management representatives from InsWeb Corporation stated: Looking ahead, we expect to continue to deliver improved year-over-year results, and confirm our previously issued guidance that 2007 will be a profitable year. We anticipate that typical seasonal softness for the insurance industry will cause fourth quarter revenue to decline sequentially as we reserve some marketing activities for the first quarter, during which insurance shopping activity rebounds, overall advertising is much more effective, and InsWeb has historically experienced strong growth.

This forward-looking statement is based on current information, which we have assessed, but which by its nature is dynamic and subject to rapid and even abrupt changes. Actual results, therefore, may differ materially from any future performance suggested in the Company’s forward-looking statements. We refer you to the Company’s SEC filings, including Form 10-K for the fiscal year ended December 31, 2006, for important risk factors that could cause actual results to differ materially from those contained in any forward looking statement. We expressly disclaim any obligation to update this forward-looking information.

The information furnished under Items 2.02 and 7.01 of this Current Report, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No. 99.1	Press release issued by InsWeb Corporation dated October 18, 2007

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 18, 2007	INSWEB CORPORATION (Registrant)

/s/ Kiran Rasaretnam

Kiran Rasaretnam
Chief Financial Officer